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                                                                   EXHIBIT 23.01


                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



        As independent public accountants, we hereby consent to the use in this Form 8-K/A of our report dated March 14, 1997 on the financial statements of The Woodlands Corporation. It should be noted that we have not audited any financial statements of the Woodlands Corporation subsequent to January 31, 1997 or performed any audit procedures subsequent to the date of our report.


Arthur Andersen, LLP
Houston, Texas
October 10, 1997